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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan of Aircastle Limited of our report dated March 31, 2006, with respect to the consolidated financial statements of Aircastle Limited included in Amendment No. 3 to its Registration Statement (Form S-1 No. 333-134669) filed with the Securities and Exchange Commission.

New York, NY	/s/ Ernst & Young LLP
August 3, 2006